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FOR IMMEDIATE RELEASE

            Audiovox Completes Acquisition of Terk Technologies Corp.


HAUPPAUGE,  N.Y., Jan. 4 /PRNewswire-FirstCall/ -- Audiovox Corporation (Nasdaq:
VOXX - News) today announced that it's subsidiary,  Audiovox  Electronics  Corp.
(AEC) has completed its purchase of assets of Terk Technologies Corp. ("Terk") for a purchase price of $13.1 million plus debentures based on achieving future revenue targets.

Terk is a leading provider of satellite radio receivers and digital antenna products. The Company has an agreement in place to provide and develop existing and future car stereo aftermarket products for XM Satellite Radio. Some of Terk's other products include TV and AM/FM antennas with an emphasis today on High Definition (HD) technology. Terk also exclusively distributes the Vogel line of high-end LCD and Plasma TV mounting systems in the United States and AEC will assume this distributorship.

Commenting on the deal, John Shalam, Chairman, President and CEO of Audiovox Corporation said, "As previously stated, we believe this acquisition further solidifies our presence in the specialized satellite radio category and adds several new high-tech components to our product mix." Shalam further stated, "This acquisition is an exciting way to start 2005 and what we hope will be the first of several niche opportunities in the M&A arena that will enhance our technology offerings, our customer relationships and our financial results over the long-term."

Patrick Lavelle, President and CEO of AEC commented, "We are pleased that we were able to complete this transaction quickly. It very important for this transaction to be seamless to our customers and for there to be steady uninterrupted service and product supply throughout the process." Lavelle added, "To further maintain continuity we are bringing over the entire product development team and will look to support this group with additional personnel and resources to insure Audiovox's leadership position in satellite radio product development."

About Audiovox

Audiovox Corporation is a leading international distributor and value added service provider in the consumer electronics industry. The Company currently conducts its business through Audiovox Electronics Corporation (AEC), a wholly owned subsidiary. AEC is a recognized leader in the marketing of automotive entertainment, vehicle security and consumer electronics products. The company is number one in mobile video and places in the top ten of almost every category that it sells.

Among the lines marketed by AEC are its mobile electronics products including mobile video systems, auto sound systems including satellite radio, vehicle security, and consumer electronics products such as portable DVD players, flat-panel TV's, extended range two-way radios, multi media products like MP 3 players, and

                                  Exhibit 99.1
                                        1

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home and portable stereos. The company markets its products through an extensive distribution network that includes power retailers, 12-volt specialists, mass merchandisers and an OE sales group. The company markets products under the Audiovox, Jensen, Acoustic Research, Advent, Code Alarm and Prestige brands. For additional information, visit our web site at http://www.audiovox.com.

Safe-Harbor Language

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the wireless business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K/A for the fiscal year ended November 30, 2003 and Form 10-Q for the fiscal 2004 third quarter ended August 31, 2004.

Company Contact:                      Public and Investor Relations Contact:
-----------------                     --------------------------------------
C. Michael Stoehr, SVP/CFO            Glenn Wiener
Audiovox Corporation                  GW Communications
(631) 231-7750                        (212) 786-6011 or gwiener@GWCco.com

                                  Exhibit 99.1
                                        2